SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006 (February 6, 2006)

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Pitts Bay Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 6, 2006, Mr. John R. Charman, the Chief Executive Officer and President of AXIS Capital Holdings Limited, a Bermuda company (the “Company), and AXIS Specialty Limited, a Bermuda company and a subsidiary of the Company (“AXIS Specialty Bermuda”), informed the Company that he has decided that he will retire from his positions with both companies on December 31, 2008, the expiration date of his existing employment agreement with AXIS Specialty Bermuda.  Mr. Charman advised the Company that his decision is the result of his divorce proceeding currently pending in the United Kingdom.

A copy of our press release announcing Mr. Charman’s decision to retire at the end of 2008 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits

99.1                 Press Release dated February 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2006	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/ Michael A. Butt
Michael A. Butt
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release dated February 7, 2006